Exhibit 99.1

PRELIMINARY COPY SUBJECT TO COMPLETION

PIONEER

Pioneer Energy Services

1250 N.E. LOOP 410, SUITE 1000
SAN ANTONIO, TX 78209

VOTE BY INTERNET

Before The Meeting – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on September 27, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to www.virtualshareholdermeeting.com/PES2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 27, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59289-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIONEER ENERGY SERVICES CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

	For	Against	Abstain
1. The proposal to approve and adopt the terms of the Agreement and Plan of Merger, dated as of July 5, 2021 (as amended from time to time, the "merger agreement"), by and among Pioneer Energy Services Corp. ("Pioneer"), Patterson-UTI Energy, Inc., Crescent Merger Sub Inc. and Crescent Ranch Second Merger Sub LLC and the transactions contemplated thereby.	☐	☐	☐
2. The proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Pioneer's named executive officers that is based on or otherwise relates to the mergers contemplated by the merger agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

RELIMINARY CO Y SUBJECT TO COM LETION Im ortant Notice Regarding the Availability of roxy Materials for the S ecial Meeting: The Notice of S ecial Meeting and roxy Statement is available at: www. roxyvote.com. FOLD AND DETACH HERE D59290-TBD IONEER ENERGY SERVICES COR . SPECIAL MEETING OF STOCKHOLDERS SE TEMBER 28, 2021, 9:00 AM CENTRAL TIME This roxy is solicited by the Board of Directors The undersigned stockholder(s) or convertible noteholder(s) of IONEER ENERGY SERVICES COR . hereby a oint(s) Matthew S. orter and Bryce T. Seki, or either of them, as roxies, each with the ower to a oint his substitute, and hereby authorize(s) them to re resent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IONEER ENERGY SERVICES COR . that the stockholder(s) or convertible noteholder(s) are entitled to vote at the S ecial Meeting of Stockholders to be held at 9:00 AM Central Time, on Se tember 28, 2021 at www.virtualshareholdermeeting.com/ ES2021SM, and any adjournment or ost onement thereof. THIS ROXY, WHEN RO ERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS ROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)